UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

AUTOINFO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 oca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 28, 2013, AutoInfo, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, AutoInfo Holdings, LLC., a Delaware limited liability company (“Parent”), and AutoInfo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).  The Merger Agreement was unanimously approved by the Board of Directors of the Company (the “Board”), based on the recommendation of a Special Committee of the Board (the “Special Committee”) that was formed to evaluate and negotiate the terms of a sale of the Company.

At the time the Merger becomes effective pursuant to the terms and conditions of the Merger Agreement and under Delaware law (the “Effective Time”): (a) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, (b) each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Parent or Merger Sub, and shares owned by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will automatically be cancelled and converted into the right to receive $1.05 in cash, without interest (the “Merger Consideration”); and (c) each option outstanding (whether or not then vested or exercisable) that represents the right to acquire shares of common stock of the Company will be cancelled and terminated whereby the holder of any such options to acquire common stock of the Company shall receive an amount for each such option equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of common stock of the Company issuable upon exercise of such options.

The Merger Agreement contains customary representations, warranties and covenants. The consummation of the Merger is subject to customary conditions, including, without limitation, (a) approval by the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Merger and (b) the absence of any law, order, injunction or other legal restraint prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary qualifiers), (iii) certain required consents having been obtained, (iv) there not being any Company Material Adverse Effect (as defined in the Merger Agreement), and (v)  there not being holders of more than 5% of the shares of common stock of the Company with respect to which appraisal rights have been properly exercised.

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From the date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit or respond to alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. The “no-shop” provision, however, is subject to a customary “fiduciary-out” provision, which provides that, at any point prior to the time stockholder approval is obtained, the Board may change its recommendation to the Company’s stockholders or enter into a definitive agreement with respect to an unsolicited, bona fide takeover proposal, if and only if, prior to taking such action, the Board has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (a) that failure to take such action would violate the directors’ fiduciary duties to the Company’s stockholders under Delaware law and (b) that the Takeover Proposal (as defined in the Merger Agreement) constitutes a Superior Proposal(as defined in the Merger Agreement); provided, however, that (a) the Company has given Parent at least five (5) business days’ prior written notice of its intention to take such action and has provided a copy of the relevant proposed transaction agreements disclosing the party making such Takeover Proposal, (b) the Company has negotiated in good faith with Parent during such five (5) business day notice period (to the extent Parent wishes to negotiate) to enable Parent to revise the terms of the Merger Agreement such as to cause such Takeover Proposal to no longer constitute a Superior Proposal, (c) following the end of such five (5) business day notice period, the Board will have considered in good faith any changes to the Merger Agreement proposed in writing by Parent and will have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revised terms offered by Parent were given effect, and (d) in the event of any changes to the terms of such Superior Proposal, the Company shall have delivered to Parent an additional notice and a new five (5) business day notice period.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect thereto. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect thereto, the Company is required to pay Parent a termination fee of $1.5 million and reimburse Parent for out-of-pocket expenses actually incurred not to exceed $1.25 million. Upon termination of the Merger Agreement by the Company under certain specified circumstances, Parent and Merger Sub are required to pay the Company, a termination fee of $1.5 million.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its Subsidiaries (as defined in the Merger Agreement) or Affiliates (as defined in the Merger Agreement). Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

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The foregoing descriptions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 attached hereto, and the terms of which are incorporated herein by reference.

The Board, acting upon the recommendation of the Special Committee, has approved the adoption of the Merger Agreement and consummation of the Merger and recommended adoption of the Merger Agreement and consummation of the Merger by the Company’s stockholders. The transactions contemplated under the Merger Agreement are expected to close in the second quarter of 2013.

Voting Agreement

As a condition to Parent entering into the Merger Agreement, on February 28, 2013, Peter C. Einselen, Mark K. Patterson, Thomas C. Robertson, Harry Wachtel, Mark Weiss, Michael P. Williams and William I. Wunderlich, in each case a stockholder and/or an option holder of the Company and members of the Company’s management and/or members of the Board, entered into a voting agreement with Parent (the “Voting Agreement”), whereby each voting stockholder party to the Voting Agreement agreed to vote all of the shares of common stock or options of the Company beneficially owned (or of record) by such voting stockholder, including, but not limited to, any shares of common stock or options of the Company that such voting stockholder has the right to vote due to any agreement, proxy or other similar right (i) in favor of adoption of the Merger Agreement and in favor of the Merger, (ii) against (A) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other Transaction (as defined in the Merger Agreement), (B) any Takeover Proposal, (C) any change in the Company’s management or the Board (other than as contemplated by the Merger Agreement), and (D) any action or agreement that the voting stockholders party to the Voting Agreement actually knows, or reasonably expects, would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement or of such voting stockholder party to the Voting Agreement. The voting stockholders parties to the Voting Agreement own approximately 22.3% of the voting power of shares entitled to vote on the Merger.

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The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 1, 2013 the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On March 1, 2013, the Company issued a letter to employees and agents of the Company, announcing the signing of the Merger Agreement, a copy of each is furnished as Exhibit 99.2 attached hereto, and is incorporated herein by reference.

On March 1, 2013, the Company made available on its website answers to frequently asked questions regarding the Merger Agreement and the proposed Merger, a copy of which is furnished as Exhibit 99.3 attached hereto, and is incorporated herein by reference.

Important Merger Information and Additional Information

In connection with the proposed Merger, the Company will file with the SEC and mail to its stockholders a proxy statement, which will contain information about the Company, the proposed Merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.autoinfo.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the proposed Merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

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Forward-looking Statements

This report contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this report are based on information available to the Company on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the Merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by the Company with the SEC from time to time. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this report and other Company communications.

Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 28, 2013, by and among the AutoInfo, Inc., AutoInfo Holdings, LLC, and AutoInfo Acquisition Corp.*

Exhibit 10.1	Voting Agreement, dated February 28, 2013, by and among AutoInfo Holdings, LLC and stockholders and option holders of AutoInfo, Inc. signatories thereto.
Exhibit 99.1	Press release of AutoInfo, Inc., dated March 1, 2013.

Exhibit 99.2	Letter to AutoInfo, Inc. employees and agents, dated March 1, 2013.

Exhibit 99.3	Answers to frequently asked questions regarding the Merger posted on the AutoInfo, Inc. website on March 1, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOINFO INC.

Dated: March 4, 2013

	By:	/s/ William I. Wunderlich
William I. Wunderlich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 28, 2013, by and among the AutoInfo, Inc., AutoInfo Holdings, LLC, and AutoInfo Acquisition Corp.*

Exhibit 10.1	Voting Agreement, dated February 28, 2013, by and among AutoInfo Holdings, LLC and stockholders and option holders of AutoInfo, Inc. signatories thereto.
Exhibit 99.1	Press release of AutoInfo, Inc., dated March 1, 2013.

Exhibit 99.2	Letter to AutoInfo, Inc. employees and agents, dated March 1, 2013.

Exhibit 99.3	Answers to frequently asked questions regarding the Merger posted on the AutoInfo, Inc. website on March 1, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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